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                                                                    EXHIBIT 99.4


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Kinder Morgan G.P., Inc.

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Kinder Morgan G.P., Inc. (the General Partner), a wholly-owned subsidiary of Kinder Morgan, Inc., at December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the General Partner's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 14, 2001


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                            Kinder Morgan G.P., Inc.
               (a wholly-owned subsidiary of Kinder Morgan, Inc.)
                                  Balance Sheet
                              At December 31, 2000
                                 (In Thousands)

                                     ASSETS

Current assets:
   Receivable from Kinder Morgan, Inc.                            $      315
   Receivable from Partnership (Note 3)                               11,057
   Receivable - Other                                                    378
   Prepaid expenses (Note 4)                                           6,295
                                                                  -----------
                                                                      18,045
Investment in Partnership                                          1,251,287
Other non-current assets (Note 4)                                      8,820
                                                                  -----------

      Total assets                                                $1,278,152
                                                                  -----------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
   Accounts payable - trade                                       $    7,924
   Accrued liabilities                                                 9,434
   Payable to Partnership (Note 3)                                    14,224
   Accrued taxes                                                      57,667
                                                                  -----------
                                                                      89,249
Deferred taxes and other                                             450,805
                                                                  -----------
                                                                     540,054
                                                                  -----------
Commitments and contingencies (Note 6)
Stockholder's equity:
   Common stock, $10 par value, authorized, issued and outstanding
     1,000,000 shares                                                 10,000
   Additional paid-in capital                                        728,098
   Accumulated earnings (Note 7)
                                                                  -----------
      Total stockholder's equity                                     738,098
                                                                  -----------

      Total liabilities and stockholders' equity                  $1,278,152
                                                                  -----------


    The accompanying notes are an integral part of this financial statement.


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Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
December 31, 2000
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1.    ORGANIZATION

      Effective February 14, 1997, Kinder Morgan, Inc. ("KMI") acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company ("ELPC"), and ELPC was renamed Kinder Morgan G.P., Inc. (the "General Partner"). The General Partner owns an effective 3.3% interest in Kinder Morgan Energy Partners, L.P. (the "Partnership") as of December 31, 2000. The ownership interest consists of a 1% general partner interest in the Partnership, 862,000 common units of the Partnership and a 1.0101% general partner interest in each of the Partnership's five operating limited partnerships. The Partnership owns the remaining 98.9899%.

      On October 7, 1999, KMI completed a merger with K N Energy, Inc., a Kansas corporation, providing integrated energy services including the gathering, processing, transportation and storage of natural gas, marketing of natural gas and natural gas liquids and electric power generation and sales. The combined entity was renamed Kinder Morgan, Inc. and trades under the New York Stock Exchange symbol "KMI." KMI remains the sole stockholder of the General Partner.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following significant accounting policies are followed by the General Partner in the preparation of the financial statement.

      USE OF ESTIMATES
      The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

      INVESTMENT IN PARTNERSHIP
      The General Partner's investment in the Partnership is accounted for under the equity method. At December 31, 2000, the General Partner's investment in the Partnership exceeded its share of the underlying equity in the net assets of the Partnership by $1,188,746,000. This excess is being amortized on a straight-line basis over 44 years. The amortization period approximates the useful lives of the Partnership's assets, which range from eight to fifty years.

      INCOME TAXES
      The General Partner accounts for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are determined based on temporary differences between the financial reporting and tax bases of the General Partner's assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse.


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Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
December 31, 2000
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3.    RELATED PARTY TRANSACTIONS

      RECEIVABLE FROM PARTNERSHIP
      General and administrative expenses incurred by the General Partner are all reimbursed by the Partnership as provided in the Partnership Agreement. The receivable from Partnership of $11,057,000 at December 31, 2000, primarily represents general and administrative expenses incurred by the General Partner to be reimbursed by the Partnership.

      PAYABLE TO PARTNERSHIP
      The payable to Partnership of $14,224,000 at December 31, 2000, represents amounts paid by the Partnership, on behalf of the General Partner, for certain executive employment agreements (see note 4).

4.    EXECUTIVE EMPLOYMENT AGREEMENTS

      Certain executive officers of the General Partner entered into long-term employment agreements in April 2000. The employment agreements have a term of four years and contain provisions regarding compensation and non-competition. At December 31, 2000, unamortized costs related to these agreements totaled $11,853,000. An amount of $3,556,000 is included with Prepaid expenses and an amount of $8,297,000 is included with Other non-current assets on the accompanying balance sheet.

5.    INVESTMENT IN PARTNERSHIP

      Summarized financial information of the Partnership at December 31, 2000 is presented below (in thousands):

      Current assets                                            $  511,261
      Noncurrent assets                                          4,113,949
      Current liabilities                                        1,098,956
      Long-term debt and other liabilities                       1,351,018
      Minority interest                                             58,169
      Partners' capital                                          2,117,067

6.    LITIGATION, COMMITMENTS AND OTHER CONTINGENCIES

      LITIGATION
      The General Partner, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. The Partnership made certain acquisitions during the year 2000. The General Partner assumed potential and existing claims associated with those acquisitions. Although no assurance can be given, the General Partner believes, based on its experience to date, that the ultimate resolution of such items will not have a material adverse impact on the General Partner's financial position. It is expected that the Partnership will reimburse the General Partner for any liability or expenses incurred in connection with these legal proceedings.

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Kinder Morgan G.P., Inc.
(a wholly-owned subsidiary of Kinder Morgan, Inc.)
Notes to Balance Sheet
December 31, 2000
--------------------------------------------------------------------------------

      FERC
      The Partnership and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory Commission ("FERC"). These actions are currently pending. The Plaintiffs seek to recover transportation overpayments and interests and in some cases treble and punitive damages.

      The General Partner is not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion, and it is possible that current or future proceedings could be resolved in a manner adverse to the Partnership, which could affect future cash distributions to the General Partner.

      ENVIRONMENTAL
      The Partnership is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund" law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of the Partnership are also subject to federal, state and local laws and regulations relating to protection of the environment. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership which could affect future cash distributions to the General Partner.

      The Partnership, along with several other respondents, is involved in a cleanup in connection with an acquisition made in 1998. This cleanup, ordered by the United States Environmental Protection Agency ("EPA"), related to ground water contamination in the vicinity of the Partnership's storage facilities and truck loading terminal at Sparks, Nevada. In addition, the Partnership is presently involved in several ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies. Although no assurance can be given, the General Partner believes the ultimate resolutions of these matters will not have a material adverse effect on the Partnership's financial position, result of operations, or its ability to pay cash distributions to the General Partner.


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      Kinder Morgan G.P., Inc.
      (a wholly-owned subsidiary of Kinder Morgan, Inc.)
      Notes to Balance Sheet
      December 31, 2000
--------------------------------------------------------------------------------

      OTHER
      The Partnership, in the ordinary course of business, is a defendant in various lawsuits relating to the Partnership's assets. Although no assurance can be given, the General Partner believes, based on its experience to date, the ultimate resolution of such items will not have a material adverse impact on the Partnership's financial position, results of operations, or its ability to pay cash distributions to the General Partner.

7.    CAPITAL REPAYMENT

      During 2000, the General Partner distributed $97,044,000 to its sole stockholder, KMI. Included in this amount was $38,891,000 designated as a return of capital and deducted from additional paid-in capital on the accompanying balance sheet. The remaining $58,153,000 was funded from accumulated earnings.





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